UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2010

K12 Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Corporate Park Drive, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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The annual meeting of the shareholders of K12 Inc. (the “Company”) was held on December 16, 2010. The Company previously filed with the Securities and Exchange Commission the proxy statement (as amended) and related materials pertaining to this meeting, which describe in detail each of the three proposals submitted to shareholders at the meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1: Election of Directors

The eight nominees for the Board of Directors were elected to hold office until the next annual meeting of shareholders and/or until their successors are duly elected or appointed. The tabulation of votes is set forth below:

	For	Withheld	Broker Non-Vote
Craig R. Barrett	25,002,798	26,845	3,201,111
Guillermo Bron	24,889,890	139,753	3,201,111
Nathaniel A. Davis	24,878,390	151,253	3,201,111
Steven B. Fink	24,889,880	139,763	3,201,111
Mary H. Futrell	24,883,390	146,253	3,201,111
Ronald J. Packard	24,961,996	67,647	3,201,111
Jane M. Swift	24,883,390	146,253	3,201,111
Andrew H. Tisch	24,789,541	240,102	3,201,111

Proposal 2: Amendment to 2007 Equity Incentive Plan

The proposal to approve an amendment to the Company’s 2007 Equity Incentive Award Plan was approved by the shareholders with 14,988,227 votes for, 10,032,083 votes against, 9,333 abstentions, and 3,201,111 broker non-votes.

Proposal 3: Ratification of Appointment of Independent Auditor

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011 was ratified with 28,058,237 votes for, 171,184 votes against, and 1,333 abstentions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

December 22, 2010	By:	/s/ Howard D. Polsky

Name: Howard D. Polsky
Title: General Counsel and Secretary